EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-98464 of Supreme International Corporation and subsidiaries (the "Company") on Form S-8 of our report dated April 30, 1997, appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 1997.


/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Miami, Florida
April 30, 1997